                                                                    Exhibit 10.8

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS ARE DESIGNATED "[***]."

                                                                      SCHEDULE B

                                LICENSE AGREEMENT

               THIS AGREEMENT MADE the 9th day of February, 1996.

BETWEEN:

                              WAL-MART CANADA INC.

                       (hereinafter called the "Licensor")


                                                               OF THE FIRST PART

                                     - and -

                      PCA PHOTO CORPORATION OF CANADA, INC.

                       (hereinafter called the "Licensee")


                                                              OF THE SECOND PART

                                     - and -

                             PCA INTERNATIONAL, INC.

                      (hereinafter called the "Guarantor")


                                                               OF THE THIRD PART

WHEREAS:

1. The Licensor is the owner and operator of a discount department store chain under the trade name/trade mark Wal-Mart at several locations within Canada;

2. The Licensee has requested and the Licensor has agreed to grant it licenses to operate portrait studios in certain of the Licensor's stores;

3. The Licensor and the Licensee wish to enter into this Agreement for the purposes of establishing the framework within which the aforesaid licensees shall operate;

4. The Guarantor has executed this Agreement for the purpose of guaranteeing the obligations of the Licensee under this Agreement.

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                                       -2-

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the manual covenants, conditions and agreements herein contained, other good and valuable consideration and the sum of Five Dollars ($5.00) paid by each party to the other (the receipt and sufficiency of which are hereby acknowledged), the parties hereto do hereby covenant and agree, each with the other, as follows:

1.00     Definitions and Recitals

1.01 For the purposes of this Agreement the following terms shall have the meanings hereafter ascribed to them:

"Business Day" shall mean any day of the week except a Saturday, Sunday, or a statutory holiday in the Province of Ontario;

"Gross Sales" shall mean the entire amount of all revenue and receipts, whether from cash, cash equivalent, credit, or otherwise, of all sales of merchandise (including gift and merchandise certificates), services provided, and any other business activity conducted in connection with the Licensee's Businesses, including mail or telephone orders received or filled in connection with any of the Licensee's Businesses, deposits not refunded to purchasers, orders taken, although said orders may be filled elsewhere, sales to employees, sales through vending machines or other devices, and sales by a concessionaire, licensee, third person or otherwise in relation to the Licensee's Businesses. Each sale upon installment or credit shall be treated as a sales for the full price in the week during which such sale was made, irrespective of the time when the Licensee receives payment from its customer. No deduction shall be allowed for uncollected or uncollectable credit accounts, unless and until same have been incapable of collection by the Licensee for a period of six (6) months following the occurrence of such sale, provided that in the event that same is subsequently collected, whether in whole or in part, such collected amount shall be added to Gross Sales as at the date of collection. "Gross Sales" shall not include, however, (i) any sums collected and paid out for any sales or goods and services tax imposed by any duly constituted governmental authority on any sale effected in connection with the Licensee's Businesses; (ii) the exchange of merchandise between the various locations of the Licensee, if any, where such exchanges are made solely for the convenient operation of the business of the Licensee and not for the purpose of consummating a sale which has theretofore been made in connection with one of the Licensee's Businesses and/or for the purpose of depriving the Licensor of the benefit of a sale which otherwise would be made in connection with one of the Licensee's Businesses; (iii) the amount of returns to shippers or manufacturers, nor the amount of any cash or credit refund made upon any sales where the merchandise sold, or some part thereof, is thereafter returned by purchaser and accepted by the Licensee; or (iv) sales of the Licensee's trade fixtures;

"Licensee's Business" shall mean the operation of a portrait studio department under the trade name within a Licensed Premise, whereby only the following merchandise is sold, and/or the following services are provided to the public: the taking and sale of portrait photographs, the taking of passport and citizenship photographs, the sale of picture frames and other portrait accessories which do not compete with those sold by the

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                                       -3-

Licensor from time to time in its stores, the sale of photographic plaques, the copying and restoration of old photographs, and the provisions and sale of photographic lamination services, together with such other services and/or merchandise as may be approved by the Licensor in writing from time to time, in its sole absolute and unfettered discretion, which approval may be withheld for any reason whatsoever; and "Licensee's Businesses" shall mean more than one or all of the Licensee's Businesses collectively, as the case may be;

"Licensed Premise" shall mean such physical area within a Store as the Licensor shall designate from time to time in its sole, absolute, and unfettered discretion for the Licensee's Business, with respect to those Stores for which a Licence Schedule has been executed by the parties from time to time. For greater certainty "Licensed Premise" shall not include any Licensed Premise with respect to which the application of this Agreement has been terminated save and except as referred to in any Article 12.00 and any other provision of this Agreement expressed to survive the termination of this Agreement; and "Licensed Premises" shall mean more than one or all of the Licensed Premises collectively, as the case may be;

"Licence Schedule" shall mean the executed license schedules forming Schedule "A" attached hereto and forming a part of this Agreement, together with any New Store Licence Schedules;

"New Store Licence Schedule" shall mean a new store licence schedule executed by the parties in substantially the form set forth in Schedule "B" attached hereto and forming part of this Agreement;

"Stores" shall mean those retail establishments owned and operated by the Licensor from time to time (including, without in any way limiting the generality of the foregoing, any indoor or enclosed mall area within which the Licensor's is entitled to sell merchandise) as more particularly set forth in Licence Schedule; and "Store" shall mean any one of the Stores;

"Trade Name" shall mean "Wal-Mart Portrait Studio";

"week" shall mean the period commencing at the opening of business each Saturday and ending at the close of business on the immediately following Friday;

"year" shall mean with respect to each of the Licensee's Businesses, the three hundred and sixty-five (365) day (and in the event that a year shall include February 29th, three hundred and sixty-six (366) day) period following the Commencement Date and each anniversary thereof with respect to such of the Licensee's Businesses;

1.02 The recitals hereinbefore contained are true and correct and form an integral part of this Agreement.

2.00  License

2.01 Subject to the provisions of this Agreement, the Licensor hereby grants to the Licensee the right and licence to carry on the Licensee's Businesses during the Term for the purposes set forth in Section 5.01. Notwithstanding the foregoing, the sales area of the Licensee is to be an integral part of each Store, and neither party shall limit access thereto or the flow of customer traffic through such area. For greater certainty, the Licensor shall at all times maintain care, control and access to the Licensed Premises.

2.02 The Licensor shall be entitled from time to time to unilaterally relocate a Licensed Premise within a store for any reason whatsoever acting reasonably, by the delivery of written notice to that effect to the Licensee. The Licensor shall be further entitled if the Licensor ceases operation of a Store and commences the operation of a new Store in the same market area to unilaterally relocate the Licensed Premise of the old Store to the new Store, by the delivery of written notice to that effect to the Licensee. The Licensee shall, comply with the said notice and effect such work as the Licensor stipulates is necessary or it to make the Licensed Premise comply with the said notice, and the Licensor shall reimburse the Licensee for reasonable costs actually incurred to effect such relocation (which for greater certainty shall not include any charge for administrative work or overhead of the Licensee connected with such move, or for any loss of business or lack of trade during any period within which the Licensee's business operations are interrupted by the Licensor). In the event that any such relocation precludes the Licensee from operating its business as a result of work necessary to be effected by the Licensor to facilitate such relocation, the Licensee shall not be required to pay the Licence Fee in connection with the affected Licensed Premise for the period of such interruption. The Licensor shall be entitled, acting reasonably, to designate the time and manner within which the aforesaid work shall be effected by the Licensee by the inclusion of same in the aforesaid notice, in which case the Licensee shall comply with same. The Licensee covenants and agrees to effect such work in a diligent and expedient fashion and to ensure that the areas wherein the licensed Premise was formerly located is restored to its original condition.

2.03 The Licensee, its employees, agents, contractors, service personnel, and customers shall have, subject to Section 2.04, in common with all other persons entitled thereto, free access to and use of all entrances, stairways, aisles, corridors, washrooms, and other areas open to the public within a Store from time to time as the Licensor shall designate during such time(s) as the Licensee shall operate its business within the Licensed Premise in such Store.

2.04 Notwithstanding Section 2.03, the Licensee, its employees, agents, contractors, and service personnel shall only have access to such portions of a Store as the Licensor or its Store manager shall designate from time to time for the purpose of transporting supplies, equipment, merchandise, goods, trade fixtures, and/or such other chattels as the Licensee may require from time to time, to and from the Licensed Premise. The Licensor shall retain exclusive possession and control of all keys and security codes to the Store and its security systems.

2.05 The Licensor shall have the right to install through or upon the Licensed Premises such pipes, aisles, conduits, wires, apparatus, and other physical installations in connection with any service system as may be proper to useful for the Licensor's operations, but the same shall be installed so as to interfere as little as possible with the Licensee's use of the Licensed Premises.

2.06 The Licensee acknowledges that it has examined the Licensed Premises in the Stores and is thoroughly familiar with the condition thereof and accepts each Licensed Premise in the condition existing as at their respective Commencement Dates;

2.07 In the event that the parties shall from time to time desire that this Agreement shall extend to any additional retail premises operated by the Licensor, the parties shall give effect to same by executing a New Store Licence Schedule.

2.08 The Licensor covenants and agrees that, subject to the provisions of this
Section 2.08, it shall not permit any person other than the Licensee to operate a portrait studio on a permanent, temporary, or "travelling promotion" basis within any Store wherein the Licensee carries on a Licensee's Business from time to time. The Licensor further covenants and agrees that, as to any store operated by the Licensor in Canada in which the Licensee does not carry on a Licensee's Business, the Licensor shall grant to the Licensee a right-of-first refusal to establish and operate a Licensee's Business, the Licensor shall grant to the Licensee a right-of-first refusal to establish and operate a Licensee's Business on the terms and conditions of this Agreement. In the event that the Licensor delivers written notice to the Licensee that it wishes to carry on a Licensee's Business in any store operated by the Licensor in Canada in which the Licensee does not carry on a Licensee's Business, the Licensee shall advise the Licensor in writing of its intentions within five (5) Business Days following its receipt of such notice, and in the event that the Licensee fails to respond to the Licensor in writing within such period of time, and/or advises that it is not interested in operating a Licensee's Business as requested, the Licensor shall be free to permit any other person to operate a portrait studio in such store. For greater certainty and notwithstanding the foregoing, nothing herein contained shall prevent the Licensor from: (i) operating a portrait studio in any of its stores within which the Licensee does not carry on a Licensed Business, and with respect to a permanent portrait studio only, provided that it has granted the right-of-first refusal contemplated in this section to the Licensee and the Licensee has failed to agree to operate a Licensee's Business within such store in the manner and within the time specified above; (ii) itself or any of its other licensees selling any merchandise in any Store, including without limitation, picture frames, film, photographic equipment, film, and other related merchandise; (iii) operating a photographic processing department in any Store; (iv) operating a "Glamour Shots" or similar travelling promotional program within any Store.

3.00 Term

3.01 This Agreement and the licenses created pursuant to this Agreement shall commence on the date hereinabove set forth and, subject to earlier termination as provided for in this Agreement, continue in effect for a term ending at 12:00 midnight on the day which is five years following the date of this Agreement (the "Term").

3.02 Notwithstanding the provisions of Section 3.01, in the event that a Licence Schedule stipulates a later or earlier date of expiration than that set forth in
Section 3.01, the "Term" in respect of the Licensee's Business governed by such Licence Schedule and the application of this Agreement thereto, shall commence on the Commencement Date set forth in such Licence Schedule, and end at 12:00 midnight on the date which is five (5) years thereafter.

3.03 The Licensor shall have the option to unilaterally renew the Term with respect to any of the Licensee's Businesses for one renewal period of two (2) years for each such renewal, by delivery of written notice to that effect to the Licensee on or before the date which is thirty (30) days prior to the expiry of the term with respect to such Licensee's Business. The terms of this Agreement and the license(s) created pursuant to this Agreement shall be continued for the renewal period, upon the exercise of any such option to renew by the Licensor.

4.00 License Fees

4.01 The Licensee shall also pay to the Licensor in respect of each of the Licensee's Businesses, an amount equal to [***] of the total Gross Sales made by the Licensee, its employees, concessionaires, agents, licensees, contractors, successors and assigns in connection with such Licensee's Business during each year (the "Licence Fee"). The Licensee covenants and agrees to pay the Licence Fee to the Licensor for each of the Licensees Businesses weekly, on the date which is ten (10) Business Days following the end of each week.

4.02 In addition, the Licensee shall bear the cost of and pay to the Licensor all applicable sales, goods and services, value added and other similar taxes (the "Taxes") exigible from time to time with respect to any payment by it under this Agreement, in accordance with the provisions of the legislation imposing such tax or taxes. The Licensee shall pay the Taxes to the Licensor on the date that it is required to make the payment to the Licensor to which such Taxes apply.

4.03 The Licensee shall deliver to the Licensor together with each Licence Fee Payment on the date which is ten (10) days following the end of each week, a sales report (the "Sales Report") for the immediately preceding week containing such information and in the format set forth in Schedule "C" attached hereto and forming a part of this Agreement. For greater certainty, the parties acknowledge and agree that the Sales Report shall be prepared individually for each of the Licensee's Businesses and shall specify the Gross Sales for the immediately preceding week, and all preceding weeks in the year, together with year to date totals shown adjacent to the budgeted amounts for same previously agreed to with the Licensor, Licence Fee, and Taxes for the applicable Licensee's Business, together with a summary indicating the totals of same for all of the Licensee's Business collectively. The Licensee further covenants to provide a Sales Report detailing the foregoing information for the immediately preceding year applicable

_________________________

[***] Redacted pursuant to a request for confidential treatment.

to the Licensee's Business, on the date which is thirty (30) days following the completion of such year. The Licensee covenants and agrees to make all of its records pertaining to the Licensee's Businesses available to the Licensor and its agents for inspection and/or audit forthwith following the receipt by it of one (1) Business Day's prior written notice from the licensor and/or its agents requesting same. The Licensee covenants and agrees to retain all such records for a minimum of two (2) years following the end of each year of the Term. The License shall provide the Sales Report to the Licensor prepared using Microsoft Excel on a 3.5 inch computer disk, as well as on paper.

4.04 The parties covenant and agree to re-adjust any under or over payments of the Licence Fee, and/or Taxes payable under this Agreement with respect to the immediately preceding year of the Term, within fifteen (15) days following any of the delivery by the Licensee to the Licensor of the annual sales report referred to in Section 4.03, the date that a legitimate written request therefor by the other party based on a reporting error and/or other failure to comply with this Agreement, and/or the date that the Licensee becomes aware that it has effected an underpayment to the Licensor. If a statement of Gross Sales submitted by the Licensee in respect of one of the Licensee's Businesses is found to be incorrect, so that such error resulted in an under-reporting of Gross Sales to the Licensor which is greater than 3.5% of the Gross Sales for such Licensee's Business for the applicable year, the Licensee shall pay all costs incurred by the Licensor with respect to any audits of the Licensee' books and records for all of the Licensee's Businesses for such year, including, without limiting the generality of the foregoing, the costs of any internal auditors of the Licensor.

4.05 The Licensee shall pay to the Licensor interest on any monies owing to the Licensor which are past due under this Agreement at the rate of the annual rate of interest announced from time to time by the Toronto-Dominion Bank as a reference rate then in effect for determining interest rates on Canadian dollar commercial loans in Canada plus 2%. Such interest shall accrue from the date such monies first become due and payable to the Licensor and shall be calculated and compounded semi-annually.

4.06 The Licensee covenants and agrees to deliver to the Licensor at the end of each quarter of each of the Licensor's fiscal years (i.e. February 1 - January
31), copies of all of its most current financial statements, including without limiting the generality of the foregoing, balance sheet, income statement, statement of retained earnings, and cash flow statement, whether or not same have been independently audited and/or prepared by a chartered accountant. In addition to the forgoing, in the event that any of such financial statements shall be audited and/or prepared by a chartered accountant from time to time, the Licensee shall forthwith deliver copies of any audit report or other report as to the adequacy of such financial statements to the Licensor. The Licensor of any audit report or other report as to the adequacy of such financial statements to the Licensor. The Licensor covenants and agrees to maintain any financial statements and/or other information provided to it under this Section 4.06 in the strictest of confidence and shall not disclose any of same to any other person.

5.00 Use of Licensed Premises

5.01 The Licensee shall be entitled to use each Licensed Premise for the purpose of carrying on the Licensee's Business and for no other purpose, save and except for such other purpose as the Licensor may approve in writing from time to time following the receipt of a written request therefor from the Licensee which approval may be withheld for any reason whatsoever.

5.02 The Licensee shall carry on each of the Licensee's Businesses on such days and during such hours as are specified in Schedule "D" attached hereto and forming part of this Agreement. For greater certainty, nothing in this Agreement shall prevent the Licensee from extending the studio hours of operation on a province by province or individual studio basis, provided that the Licensee must first review such change with the Licensor and receive the Licensor's approval to extend such hours of operation.

5.03 The Licensee hereby acknowledges that its business reputation, intended use of the Licensed Premises as set forth in Section 5.01, potential for payment of Licence Fees and ability to generate patronage to the Licensed Premises and the Stores were all relied upon by the Licensor and served as significant and material inducements contributing to the Licensor's decision to enter into this Agreement with the Licensee. The Licensee hereby covenants and agrees: (i) to carry on the Licensee's Businesses only under the Trade Name and under no other name or trade name whatsoever without the Licensor's prior written consent which may be withheld for any reason whatsoever, (ii) to continuously use the Licensed Premises for the retail sale of its goods or services in accordance with its permitted use set forth in Section 5.01, during the hours designated by the Licensor pursuant to Section 5.02.

6.00 Operating Standards / Customer Complaints

6.01 The Licensee shall operate its business in an efficient, high class and reputable manner. In addition, the Licensee will conduct all business in conjunction with and abiding by the Licensor's philosophies, culture and standards in force from time to time. The Licensee agrees with the Licensor that the Licensee's business will be operated in a diligent and business-like manner in conformity with the Licensor's standards and policies as may be amended from time to time. The Licensee's employees will at all times, while on the Licensor's premises, maintain a pleasant and courteous attitude towards customers. While on the Licensor's premises, the Licensee's employees shall be subject to the Licensor's rules and regulations as may be amended from time to time. No smoking, food or drink will be allowed on the sales floor. The personal appearance of the Licensee's employees, agents and workmen must be neat and clean and all attire must be consistent with attire worn by the Licensor's sales floor associates. The Licensee will instruct each employee to refer to the Licensor's Store management for details on all such rules and regulations. The Licensee shall not permit any odours or noise which are objectionable or unpleasant to the Licensor or its customers to emanate within a Store nor take any other action which would constitute a nuisance or would disturb or endanger the customers or occupants of the Store, nor do anything which would tend to injure the reputation of the Store or the Licensor.

6.02 The Licensee shall not conduct within the Licensed Premises any "fire", "bankruptcy", "going-out-of-business," "liquidation," or other similar sales, and/or operate within the Licensed Premises a "wholesale" or "factory outlet" store, a "cooperative store", a "second hand" store, a "surplus" store or a store commonly referred to as a "discount house".

6.03 The Licensee shall maintain all its displays in a neat, and attractive condition at all times.

6.04 The Licensee shall be solely responsible for the control and management of its operations, employment practices and labour relations concerning the Licensee's employees and other persons rendering services to it.

6.05 If the Licensor has any complaint concerning any employees of or persons rendering services to the Licensee, the Licensor shall inform the Licensee of said complaint. The Licensee shall forthwith thereafter take such actions as the Licensee deems appropriate to rectify the subject matter of such complaint and to prevent any similar recurrence in the future. The Licensee acknowledges and agrees that the Licensor's store managers and assistant store managers shall be entitled to settle any customer complaint pertaining to the Licensee and/or make any payment to any customer to give effect to such settlement, and the Licensee shall forthwith reimburse the Licensor for same upon receipt of a request to do so from the Licensor.

6.06 All customer complaints involving the Licensee which are received by the Licensor shall be referred to an employee of the Licensee who shall be designated by the Licensee as its designated corporate representative. The Licensee shall use its best efforts to respond to these complaints within a reasonable period after receipt of same by the Licensee and the Licensee shall make a diligent effort to promptly resolve complaints or otherwise satisfy customers' concerns and, if so requested by the Licensor, shall advise the Licensor of the status of any complaint and the efforts made to resolve or satisfy same.

6.07 The Licensee shall not, without the Licensor's prior written consent which may be withheld for any reason whatsoever, keep anything within a Licensed Premise or use a Licensed Premise for any activity which increases the insurance premium cost or invalidates any insurance policy carried by any person with respect to the Store or any part thereof. All property kept, stored or maintained within the Licensed Premises by or on behalf of the Licensee shall be at the Licensee's sole risk.

6.08 The Licensee shall include the address and identity of its business activities in the Licensed Premises in all print advertisements made by it in which the address and identity of any similar local business activity of the Licensee is mentioned.

6.09 The Licensor shall maintain and repair the Stores within which the Licensed Premises are located to the standard that it deems acceptable, acting reasonable, so as to permit the Licensee to operate its business therein.

6.10 The Licensee covenants and agrees to provide a 10% discount on all merchandise and services offered for sale in connection with the Licensee's Business which is not "on sale" or offered at a "special promotional price" to all persons entitled to use and who present at the time of purchase a valid Wal-Mart associate discount card.

6.11 The Licensor hereby grants the Licensee a licence to operate the Licensee's Businesses under the Trade Name, and the Licensee's advertising may specify the local address of the store in which a Licensee's Business is situate. The Licensee shall, subject to the terms of this section, be permitted to advertise the Licensee's Businesses in all forms of media as the Trade Name. The Licensor shall make all reasonable efforts to assist the Licensee in obtaining any advertising or media discount that may be available to the Licensor from time to time. Upon termination of this Agreement with respect to a Licensee's Business or in its entirety (as the case may be), the license granted by this section shall be automatically terminated and of no further force or effect with respect to the applicable Licensee's Business(es). Any advertising by the Licensee using the Trade Name, Licensor's name, and/or the mark/trademark "Wal-Mart", must be approved in advance in writing by Licensor. Notwithstanding anything herein contained all dealings by the Licensee with its creditors, suppliers, workmen, contractors, agents, employees, and other similar persons shall be conducted exclusively in the Licensee's name, and the Licensee shall not in any manner obligate the Licensor on account thereof.

6.12 The Licensor warrants that the Licensee's conduct of the Licensed Businesses under the Trade Name in conformity with this Agreement does not and will not infringe or violate any trademark, trade name, or other intellectual property rights of any other licensee of the Licensor. Provided that the Licensee complies with its obligations under this Section 6.12, the Licensor hereby agrees to indemnify, defend, and hold the Licensee and its parent and affiliated corporations, employees, officers, agents, successors, and assigns harmless from all losses, damages, and expenses, (including attorney's fees incurred by such indemnified party) which such indemnified party may suffer as the result of any breach of the Licensor's warranties under this Section 6.12. The indemnity contained in this Section 6.12 shall survive the termination of this Agreement. The Licensee hereby grants and covenants and agrees to cause the other indemnified parties to grant the Licensor the exclusive right on behalf of the aforesaid indemnified parties to defend, compromise, settle, retain and instruct counsel, and/or otherwise deal with any claim, demand or other assertion made of any of them with respect to the matters for which the Licensor has agreed to indemnify any of them under this Section 6.12.

6.13 The Licensee acknowledges that the Licensor is the operator of discount stores featuring a full stock of quality merchandise at low, competitive prices and that the Licensor's reputation for competitive pricing and customer satisfaction are imperative to its successful operation. The Licensee agrees that each of the Licensee's Business must reasonably conform to that image. The Licensee agrees to use its best efforts to offer to its customers the ability to obtain photographic services (including portrait packages) from each Licensee's Business at values equal to or better than verified, bona fide prices offered by competitors in the market within which the applicable Licensee's Business is carried on.

     7.00 Construction/Alterations

     7.01 The Licensee shall not make any replacements, improvements, alterations or renovations to any part of a Licensed Premise (save and except for the installation and removal of non-affiliated movable trade fixtures which may be installed without drilling, cutting or other physical alteration of any part of the building within which the Store is located (referred to in this Agreement as "trade fixtures")) from that approved by the Licensor pursuant to this Agreement, without the prior written consent of the Licensor which may be withheld for any reason whatsoever.

     7.02 All alterations, additions, improvements and fixtures (save and except for trade fixtures, unattached readily movable furniture and office equipment) which may be made or installed by the Licensee within a Licensed Premise shall remain upon and become the property of Licensor upon the termination of this Agreement with respect to such Licensed Premise, unless the Licensor requests their removal in which event the Licensee shall remove the same and restore such Licensed Premises to its original condition at its sole cost and expense.

     7.03 All construction work done by the Licensee within a Licensed Premise shall be performed in a good and workmanlike manner to a standard which is acceptable to the Licensor, in its sole, absolute and unferrered direction, in compliance with all governmental requirements, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Store.

     7.04 The Licensee covenants and agrees not to permit any construction lien, claim for lien, or other lien to arise and/or be registered against the title to the property upon which a Store is located as a direct or indirect result of any work undertaken by it or on its behalf in respect of a Licensed Premise. In the event that any such lien shall arise, the Licensee covenants and agrees to, forthwith following becoming aware of same, to take all possible action, including without limitation the payment of the monies claimed into court, in order to have such lien removed from the title to the property upon which a Store is located within five (5) Business Days thereafter. In the event that the Licensee defaults in the aforesaid obligation, the Licensor shall be entitled, if it so chooses, to undertake the Licensee's obligations on its behalf and to invoice the Licensee for all costs, including without limitation legal fees in their entirety, associated with same, which shall be payable by the Licensee to the Licensor forthwith upon receipt by the Licensee of a written demand therefor from the Licensor. The foregoing remedy of the Licensor is in addition to and not substitution for any other remedies available to the Licensor under this Agreement, at law, or in equity.

     7.05 The Licensee shall furnish, at its own expense, all affixed fixed improvements, and trade fixtures (including without in any way limiting the generality of the foregoing, cabinets, counters, displays, seating, tables, cash registers, cameras, computer equipment and all other furniture and equipment which it may require in to carry on each Licensee's Business (hereinbefore and hereinafter referred to as the "Equipment"). The Licensor may from time to time require the Licensee to refurbish or update any of the foregoing (save and except for any cameras or other photographic equipment which are not on display to the public) and it is specifically agreed and understood that the Licensor may remodel or refixture its retail sales floors from time to time during the terms hereof, and in the event the Licensor does so, the Licensor may require the Licensee, acting reasonably, to remodel and/or refixture a Licensed Premise at the Licensee's expense as necessary to reflect the remodelled or refixtured look of the Licensor.

     8.00 Insurance

     8.01 The Licensee shall, at its sole cost and expense, take out and keep in full force and effect at all times during the Term, with an insurer which is acceptable to the Licensor, a comprehensive public liability and property damage insurance policy with limits in an amount of not less than Two Million ($2,000,000.00) Dollars per occurrence. Such policy of insurance shall include coverage for personal injury liability, bodily injury liability, contractual liability, liability for damage to or losses relating to the Licensed Premises and any channels, property, merchandise, trade fixtures, or monies located therein from time to time, and "all-risk" liability insurance, such coverage to include the business operations conducted by the Licensee on the Licensed Premises. Such policy of insurance shall be endorsed with an endorsement providing that no cancellation of such policy will be effective unless the Licensor shall have received at least sixty (60) days prior written notice of such cancellation. The Licensee shall cause such policy of insurance to name the Licensor as an additional insured and be endorsed with a waiver of subrogation provision in favor of the Licensor. The Licensee shall cause a certificate of insurance executed by the insurer named in the applicable policy or policies of insurance or an insurance broker duly authorized by such insurer to execute such certificate with respect to such policy of insurance and endorsements, to be delivered to the Licensor concurrently with the Licensee's execution of this Agreement and/or from time to time following the receipt of a written request therefor from the Licensor.

     8.02 The Licensee covenants and agrees to register itself and all persons engaged for service by it under the workers compensation legislation applicable to a Licensed Premise.

     9.00 Compliance with Laws

     9.01 The Licensee shall, at its sole cost and expense, promptly comply with all statutes, regulations, ordinances, rules, laws, and other legal stipulations of any governmental authority having jurisdiction with respect to a Licensed Premise, pertaining to the Licensee's occupancy of, work undertaken within, and/or business operation(s) within a Licensed Premise. For greater certainty, the parties acknowledge and agree that the licensee shall be solely responsible to procure and maintain at all times during the term of this Agreement or any renewal thereof, any and all permits and/or approvals of any governmental authority having jurisdiction with respect to the Licensed Premise required in order to occupy, undertake improvements, and operate its business therein, and the Licensor shall have no obligations in this regard whatsoever.

     10.00 Confidentiality

     10.01 The Licensee acknowledges and agrees that certain information made available to it from time to time by the Licensor, including without limiting the generality of the foregoing, information disseminated at any management or other meeting(s) held by the Licensor at the Stores, is confidential in nature. For the purposes of this Agreement, such confidential information (hereinafter referred to as "Wal-Mart Confidential Information") shall be defined as information received by the Licensee, its agents or employees which is not generally known in the industry in which the Licensor is engaged, or which would logically be considered confidential and/or proprietary, or which would do the Licensor harm if divulged, or which is marked "Confidential" or "Proprietary" by the Licensor. Wal-Mart Confidential Information shall not either directly or indirectly be disclosed to others or used in any way by the Licensee or those for whom it is responsible at law, without the prior written permission of the Licensor, which may be withheld for any reason whatsoever. The provisions of this section shall survive and remain in full force and effect following any termination of this Agreement and/or the application of this Agreement to any of the Licensee's Business.

     10.02 The Licensor acknowledges and agrees that certain information made available to it from time to time by the Licensee, including without limiting the generality of the foregoing, Gross Sales of any or all of the Licensee's Businesses, is confidential in nature. For the purposes of this Agreement, such confidential information (hereinafter referred to as "PCA Confidential Information") shall be defined as information received by the Licensor, its agents or employees which is not generally known in the industry in which the Licensee is engaged, or which would logically be considered confidential and/or proprietary, or which would do the Licensee harm if divulged, or which is marked "Confidential" or "Proprietary" by the Licensee. PCA Confidential Information shall not either directly or indirectly be disclosed to others or used in any way by the Licensor or those for whom it is responsible at law, without the prior written permission of the Licensee, which may be withheld for any reason whatsoever. Notwithstanding the foregoing, the Licensor shall be entitled to disclose the following PCA Confidential Information to any person without the prior consent of the Licensee if same: (i) is already available to the public; (ii) becomes available to the public through no fault of the Licensor; (iii) is already known to the Licensor as shown by written records in the Licensor's possession at the time the PCA Confidential Information was received; and/or (iv) is required to be disclosed by law and/or enforcement of any contractual obligation owed by the Licensor to any third person. The provisions of this section shall survive and remain in full force and effect following any termination of this Agreement and/or the application of this Agreement to any of the Licensee's Businesses.

     11.00 Parking

     11.01 The Licensee shall comply with such rules and regulations as the Licensor may stipulate from time to time with respect to the parking of motor vehicles in the vicinity of any Store. In addition to the foregoing, the Licensee shall provide the license plate numbers of all automobiles of the Licensee, its employees, agents, and workmen, which are to be parked in the vicinity of any Store, and such persons shall only park in those area designated by the Licensor as employee parking from time to time.

     12.00 Defaults

     12.01 For the purposes of this Agreement, any one or more of the following events shall constitute a material default ("Material Default") of this
     Agreement:

           (a) failure of the Licensee to pay the License Fee, and/or Taxes on the date that same is due in accordance with the provisions of this Agreement;

           (b) any sale by the Licensee of all or substantially all of its assets or any sale or other transaction that results in the Guarantor's ownership and voting control, directly or indirectly, of less than 51% of the voting securities of the Licensee issued and outstanding from time to time, with respect to which the prior written consent of the Licensor has not been obtained, which consent may be withheld for any reason whatsoever;

           (c) the Licensee shall (i) generally not pay its debts as they fall due; (ii) admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; (iii) institute or have instituted against in any proceeding seeking (A) to adjudicate it a bankrupt or insolvent,
               (B) any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or re-organization or relief of debtors or otherwise, or (C) the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its assets, and in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets) shall occur; or (iv) take any corporate action to authorize any of the foregoing actions; and/or

           (d) the Licensee shall at any time operate or carry on any business in any way similar to a Licensee's Business (including without limitation a traveling or temporary portrait studio program/service) in any department store and/or junior department store in Canada (other than one operated from time to time by the Licensor) which is located with a twenty-five (25) mile radius of any retail discount department store operated from time to time by the Licensor under the trade name/trade mark Wal-Mart:

           (e) failure of the Licensee to fully comply with its obligations unders (S)7.04.

     12.02 In the event that a Material Default shall occur, the Licensor shall be entitled at any time thereafter to terminate this Agreement or the license created pursuant to this

     Agreement in respect of the Licensee's Business(es) in respect of which such default shall have occurred and the application of this Agreement to such Licensee's Business(es) (as the case may be) by the delivery of written notice to that effect to the Licensee, and upon the delivery of such written notice to the Licensee this Agreement or such license(s) and the application of this Agreement to such Licensee's Business(es) (as the same may be) shall, subject to any other provision contained herein which is expressed to survive such termination of this Agreement, be at an end. The parties acknowledge and agree that the occurrence of a Material Default shall be incapable of rectification by the Licensee, save and except with respect to a Material Default under Section 12.01(a) with respect to which the Licensee has tendered and the Licensor has accepted full payment together with interest as specified by this Agreement.

     12.03 In the event that the Licensee shall at any time fail to fully perform and/or comply with any provision contained in this Agreement, other than one giving rise to a Material Default, and the Licensor shall have delivered written notice to the Licensee requiring the rectification of same, in the event that such rectification shall not have been made by the date which is thirty (30) days following the date of delivery of the aforesaid notice to the Licensee to the satisfaction of the Licensor in its sole, absolute, and unferrered discretion, the Licensor shall be entitled at any time thereafter and prior to the rectification by the Licensee of any such default to terminate the license created pursuant to this Agreement in respect of the Licensee's Business(es) in respect of which such default shall have occurred and the application of this Agreement to such Licensee's Business(es) by the delivery of written notice to that effect to the Licensee, and upon the delivery of such written notice to the Licensee such license(s) and the application of this Agreement to such Licensee's Business(es) shall, subject to any other provision contained herein which is expressed to survive such termination of this Agreement, be at an end.

     12.04 The Licensee acknowledges and agrees that the Licensor may be a tenant of a Store. In the event that: (i) the Licensor's right to occupancy of a Store is terminated for any reason whatsoever, (ii) damage is caused to the Store which necessitates repairs taking in excess of sixty (60) days within which to restore the Store to a condition capable of operation as a retail establishment, and/or (iii) the Licensor elects to cease operation of a retail establishment within the Store, this Agreement shall in turn automatically be terminated and of no further force or effect with respect to such Store and the applicable Licensee's Business, subject to the Licensee paying to the Licensor the Licence Fee and Taxes and other monies that are owned to the Licensor hereunder in respect of such Licensee's Business to such date of termination, and notwithstanding any other provision of this Agreement, the Licensor shall bear no responsibility or liability to the Licensee with respect to any damage or loss which the Licensee may occasion by virtue of such termination of this Agreement with respect to such Store and Licensee's Business.

     12.05 Notwithstanding anything herein to the contrary and in addition to any other remedy available to the Licensor, it is specifically agreed between the parties that if at any time the Licensee's quality of merchandise, method of operation, merchandise variety, and/or financial stability or solvency is not reasonably acceptable to the Licensor with respect to any of the Licensee's Businesses, then the Licensor may give the Licensee written notice to that effect, which notice shall describe the nature of such deficiencies. The Licensee shall have thirty (30) days following the receipt by it of such notice within which to correct such deficiencies. If such deficiencies are not satisfactorily corrected within such thirty (30) day period in the sole absolute and unfettered discretion of the Licensor, it may unilaterally terminate the license created pursuant to this Agreement in respect of such Licensee's Business(es) and the application of this Agreement to such Licensee's Business(es) by the delivery at any time thereafter of ten (10) further days written notice to the Licensee to that effect, and upon the expiration of such ten (10) day period, such license(s) and the application of this Agreement to such Licensee's Business(es) shall, subject to any other provision contained herein which is expressed to survive such termination of this Agreement, be at an end.

     12.06 Upon any termination of this Agreement in its entirety or with respect to one of the Licensee's Businesses, the Licensee shall, at its sole cost and expense, forthwith following the date that such termination shall be effective:

           (a) immediately return all store badges and security identification which may be in the possession of the Licensee;

           (b) immediately discontinue its use of the applicable Licensed Premise and remove any and all of its merchandise, chattels, trade fixtures, and other property, from such Licensed Premise;

           (c) remove any and all Signs in or about the applicable Licensed Premise;

           (d) repair any and all damage or alterations caused to the physical installations in the Store to the standard and condition that existed immediately prior to the granting of the license in respect of such Licensee's Business; and

           (e) deliver to the Licensor any and all materials with respect to such Licensee's Business containing or bearing the Licensor's trademark/trade name "Wal-Mart" whether alone or in conjunction with any other name or mark.

     The Licensor retains the right to perform any work necessary to remove the merchandise, chattels, trade fixtures, and/or any other property of the Licensee within the Licensed Premise, and bill the Licensee for any and all expenses the Licensor may incur in such process and the Licensee shall forthwith pay same. Notwithstanding anything herein contained, in the event that the Licensee fails to comply with (S) 12.06(b) within twenty-one (21) days following the date of the termination of this Agreement in its entirety or with respect to a Licensee's Business (as the case may be), the Licensor shall be entitled to retain for its own use, sell, or otherwise deal with such merchandise, chattels, trade fixtures, and/or any other property of the Licensee located therein, without notice and without any liability with respect thereto to the Licensee or any other person. The Licensor shall be entitled to set off any monies owing to it pursuant to this provision which are not paid in accordance with this provision against any monies it may then or in the future owe to the Licensee. The provisions of this Section 12.06 shall survive the termination of this Agreement.

     12.07 In the event that the Gross Sales in respect of a Licensee's Business shall be less than $90,000 during the first year of the Term for such Licensee's Business, $99,000 during the second year of the Term for such Licensee's Business, $108,900 during the third year of the term for such Licensee's Business, $ 119,800 during the fourth year of the Term for such Licensee's Business, and/or $ 131,780 during the fifth year of the Term for such Licensee's Business or any year thereafter, the Licensor, may unilaterally terminate the license created pursuant to this Agreement in respect of such Licensee's Business and the application of this Agreement to such Licensee's Business(es) by the delivery at any time thereafter of ninety (90) days written notice to the Licensee to that effect, and upon the expiration of such ninety (90) day period, such license and the application of this Agreement to such Licensee's Business shall, subject to any other provision contained herein which is expressed to survive such termination of this Agreement, be at an end. In the event that on any annual anniversary of the Commencement Date set forth for those Licensee's Businesses listed in Schedule "A" (the "Anniversary Date"), the Gross Sales in respect of five (5%) percent or greater of the Licensee's Businesses described in Schedule "A" and Schedule "B" for the immediately preceding year are less than $ 90,000 (such Licensee's Businesses being herein referred to as the "Non-Performing Stores"), the Licensee, may unilaterally terminate the license created pursuant to this Agreement in respect of the Non-Performing Stores and the application of this Agreement to any such Non-Performing Store(s) by the delivery within ten (10) days following the Anniversary Date of ninety (90) days written notice to the Licensor to that effect, and upon the expiration of such ninety (90) day period, such license and the application of this Agreement to such Non-Performing Stores shall, subject to any other provision contained herein which is expressed to survive such termination of this Agreement, be at an end. For the purposes of the foregoing sentence, the Gross Sales in respect of any Licensee's Business that has not been in operation for a full one year period leading up to the Anniversary Date shall be extrapolated for a one year period by multiplying the Gross Sales for same to the Anniversary Date by 365 and dividing that product by the number of days from and including such Licensee's Business's Commencement Date to the Anniversary Date.

     12.08 In the event that the Licensor shall at any time be entitled to or already have terminated the application of this Agreement and the licenses created pursuant to this Agreement in respect of thirty-three (33%) percent or more of the number of Licensee's Businesses described in Schedule "A" and Schedule "B", the Licensor, may unilaterally terminate the license created pursuant to this Agreement in respect of such Licensee's Business and the application of this Agreement to such Licensee's Business(es) by the delivery at any time thereafter of one hundred and eighty (180) days written notice to the Licensee to that effect, and upon the expiration of such one hundred and eighty (180) day period, such license and the application of this Agreement to such Licensee's Business shall, subject to any other provision contained herein which is expressed to survive such termination of this Agreement, be at an end.

     13.00 Indemnity

     13.01 The Licensee hereby agrees to indemnify and save the Licensor, its directors, officers, employees, and agents, harmless from and against any and all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, legal proceedings, penalties or other sanctions and any and all costs and expenses arising in connection therewith including legal fees and disbursements on a solicitor and on his own client basis (including, without limitation, all such legal fees and disbursements in connection with any and all appeals) which may, either directly or indirectly, in any way result from or arise out of or be in relation to the Licensee's use and/or occupation of the Licensed Premises, the Licensee's business operations, and/or this Agreement (save and except as a result of the negligence and/or recklessness of the Licensor and/or its employees), including, without limiting the generality of the foregoing, arising by reason of or in connection with:

           (a) any breach, violation, non-observance or non-performance by the Licensee or by any of its servants, employees, agents, invitees or any other persons for whom it is responsible, of any of the terms or conditions contained in this Agreement;

           (b) any damage to property whether or not owned by the Licensor howsoever occasioned;

           (c) any damage, theft, or other loss in any way related to or in respect of any property, chattels, fixtures, merchandise and/or monies of the Licensee located from time to time in or about a Licensed Premise;

           (d) any illness, disease or injury to any person or persons caused either directly or indirectly by the carrying on of the Licensee's Business(es), including death resulting at any time therefrom;

           (e) any negligent act(s) or omission(s) of the Licensee, or anyone for whose acts it may be responsible at law and/or in equity;

           (f)  the occurrence of any Material Default; and/or

           (g) any legal expenses incurred by the Licensor with respect to the exercise of any of its rights under this Agreement with respect to or following a default hereunder by the licensee, on a solicitor and client basis.

     The provisions of this section shall survive and remain in full force and effect following any termination of this Agreement and/or the application of this Agreement to any Licensee's Business.

     14.00 Taxes

     14.01 Save and except as herein provided, the Licensee shall be solely responsible for bearing the cost of and paying any and all license fees and taxes, whether presently existing or created during the Term, including without in any way limiting the generality of the foregoing, realty, sales, goods and services, value added, business and corporate taxes, applicable to the Licensee's Businesses and/or the Licensed Premises. Notwithstanding the foregoing, with respect to realty taxes, the parties acknowledge and agree that the Licensor shall bear the cost of and pay same with respect to the Licensed Premises, but only to the amounts applicable to each Licensed Premise as at their respective Commencement Dates together with any increases which are not attributable to the Licensee's Business and/or the Licensed Premises. If anything pertaining to this Agreement and/or the use of a Licensed Premise by the Licensee causes the assessed value and/or realty taxes or other taxes payable, whether directly or indirectly, by the Licensor to increase, the Licensee shall forthwith reimburse the full amount of any increase in such realty or other taxes to the Licensor following receipt by the Licensee of a written demand therefor from the Licensor. The Licensor shall be entitled to set off any monies owing to it pursuant to this provision which are not paid in accordance with this provision against any monies it may then or in the future owe to the Licensee. In the event that any such taxes are billed to the Licensor, then the Licensee covenants and agrees to pay the same to the Licensor forthwith following receipt of a written demand therefor from the Licensor.

     14.02 In the event that a Licensed Premise is separately assessed from the balance of the Store within which it is located so that its assessed value per square foot becomes greater than two (2) times that for the balance of the Store, and the Licensee has undertaken and exhausted all possible appeals of such assessment and/or the quantum of such assessment without success in reducing such assessment beneath the aforesaid threshold, the Licensee may unilaterally terminate the license created pursuant to this Agreement in respect of such Licensee's Business and the application of this Agreement to such Licensee's Business(es) by the delivery at any time thereafter of thirty (30) days written notice to the Licensor to that effect, and upon the expiration of such thirty (30) day period, such license and the application of this Agreement to such Licensee's Business shall, subject to any other provision contained herein which is expressed to survive such termination of this Agreement, be at an end.

     15.00 Utilities

     15.01 The Licensor shall provide lighting, electrical, heating, air-conditioning, and water service (collectively the "Utilities"), and janitorial service as is necessary to operate the Licensee's Business, and shall construct to each Licensed Premise rough-ins for the Licensee to connect its equipment and machinery to the Utilities. The Licensee covenants and agrees to reimburse the Licensor for the cost of any physical construction, installations, and/or alterations to a Store and/or its service systems made by the Licensor in order to make the Utilities and rough-ins available at each Licensed Premise. Notwithstanding the foregoing, the Licensor shall not be responsible for any temporary interruption in such services or for any damage to the Licensee's property cause by any temporary interruption in such services or for any damage to the Licensee's property caused by any temporary interruption in any of such services, power surge, electrical failure, or other mechanical problem.

     15.02 If the Licensee wants a separate telephone line to a Licensed Premises, Licensee shall be responsible for its telephone equipment, installation and charges. In the event Licensor installs and provides telephone equipment to Licensee in any Licensed Premise at Licensee's request, Licensee shall reimburse Licensor for the costs of said installation and equipment. The Licensee may list such telephone number in any telephone directory using the Trade Name.

     16.00 Maintenance

     16.01 During such times as the Licensee carries on a Licensee's Business, it shall keep, operate and maintain the applicable Licensed Premise in a clean and sanitary condition and shall leave same in a reasonably neat and tidy condition after using same, including without limitation, following the termination of any licence with respect to such Licensee's Business.

     17.00 Signs and Advertising

     17.01 The Licensee shall not paint, display, install, erect or affix any sign, fixture, advertisement, notice, lettering or decoration (a "Sign") within the Licensed Premises without the prior written consent of the Licensor which may be withheld for any reason whatsoever. In addition to the foregoing and without in any way limiting same, any Sign displayed, installed, erected or affixed by the Licensee within or about a Licensed Premise shall be professionally prepared, type set and manufactured, and shall not include any hand written text, script, logos, and/or designs. Any Sign displayed, installed erected or affixed by the Licensee in contravention of this provision may be removed by the Licensor at any time at the sole cost and expense of the Licensee, and the Licensee shall forthwith reimburse the Licensor for the cost of same following receipt of a written demand therefor from the Licensor.

     17.02 The Licensee shall, subject to the Licensor's approval as required by
     (S)17.01, at its sole cost and expense provide and install such reasonable number of signs as the Licensor shall require from time to time in each Licensed Premise in a conspicuous location in full view of all customers at all times the Store is open for business. Letters, numbers, background color and all other aspects of such signs shall be stipulated by the Licensor acting reasonably. Such signage is to be located in the Licensed Premises and to compliment the surrounding decor.

     18.00 Notices

     18.01 Any notice or other communication required or permitted to be given by this Agreement shall be in writing and shall be effectively given if:

           (a)  delivered personally;

           (b)  sent by prepaid courier services;

           (c)  sent by registered mail; or

           (d) sent by prepaid telecopier, telex or other similar means of electronic communication and confirmed by mailing the original document so sent by prepaid mail on the same or following day,

     in the case of notice to:

           (a)  in the case of notice to the Licensor at:

                33 Adelaide Street West
                Toronto, Ontario
                M5H 1P5

           Attention: Specialty Division Marketing Manager and Kim MacGregor

           Telecopier No. (416) 361-5886

           (b)  in case of notice to the Licensee at:

                815 Matthews-Mint Hill Road
                Matthews, North Carolina
                United States of America
                28105

           Attention: John Grosso

           Telecopier No. (704) 847-8010

     or at such other address as the party to whom such notice or other communication is to be given shall have advised the party giving same in the manner provided in this section. Any notice or other communication delivered personally or by prepaid courier service shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day such notice or other communication shall be deemed to have been given and received on the next following Business Day. Any notice or other communication sent by registered mail shall be deemed to have been given and received on the fifth Business Day following the date of mailing. Any notice or other communication transmitted by telecopier, telex or other similar form of electronic communication shall be deemed given and received on the day of its transmission provided that such day is a Business Day and such transmission is completed before 5:00 p.m. on such day, failing which such notice or other communication shall be deemed given and received on the first Business Day after its transmission. Regardless of the foregoing, if there is a mail stoppage or labour dispute or threatened labour dispute which has affected or could affect normal mail delivery by the applicable postal service, then no notice or other communication may be delivered by registered mail. If there has been a mail stoppage and if a party sends a notice or other communication by telecopier, telex or other similar means of electronic communication, such party shall be relieved from the obligation to mail the original document in accordance with this section.

     19.00 No Liability

     19.01 The Licensor shall not be liable or responsible in any way for any death or injury arising from or out of any occurrence in, upon, at, or relating to the Licensee's Businesses and/or the Licensed Premises, or for any loss of or damage or injury to any property, including without limitation the merchandise, chattels, trade fixtures, and/or any other property located therein from time to time, belonging to the Licensee or its employees or to any other person while such property is in the Licensed Premises, whether or not such property has been entrusted to employees of the Licensor, or for any consequential or economic damages, loss or injury or for damages for personal discomfort or inconvenience however caused (including, without limitation, by negligence, fundamental breach of contract or the breach of a fundamental term of any contract), save and except if any of same are the result of the negligence and/or recklessness of the Licensor or any of its employees. All merchandise, chattels, trade fixtures, and/or any other property of the Licensee kept or stored on or in the Licensed Premises shall be so kept or stored at the risk of the Licensee only and the Licensee shall hold the Licensor harmless from and against any claims arising out of damage to same, including, but not limited to, any subrogation claims by the Licensee's insurers.

     20.00 No Waiver

     20.01 No condoning or waiver by the Licensor of any default or breach by the Licensee at any time or times in respect of any of the obligations, terms, covenants and conditions contained in this Agreement to be performed or observed by the Licensee shall be deemed or construed to operate as a waiver of the Licensor's rights under this Agreement in respect of any continuing or subsequent default or breach nor so as to defeat or affect in any way the rights and remedies of the Licensor under this Agreement in respect of any such continuing or subsequent default or breach. Unless expressly waived in writing, the failure of the Licensor to insist in any one or more cases upon the strict performance of any of the obligations, terms, covenants and conditions contained in this Agreement to be performed or observed by the Licensee shall not be deemed or construed to operate as a waiver for the future strict performance or observance of such agreements, terms, covenants and conditions.

     21.00 Relationship and Assignment

     21.01 The rights granted to the Licensee hereby are personal only and create no interest or right in the Store and/or the leasehold interest of the Licensor in the Store. This Agreement shall not create or confer upon the parties hereto, in any way or for any purpose, any relationship except that of contracting parties, and in particular does not create a partnership, a joint venture or a landlord and tenant relationship between the Licensor and the Licensee or an employer-employee relationship between the Licensor and the employees of and other persons rendering services to the Licensee.

     21.02 The Licensee shall not assign, transfer or set over this Agreement or any part thereof, any rights therein or thereto, and/or in any way permit anyone other than itself to carry on the Licensee's Business within a Licensed Premise, without having obtained the prior written consent of the Licensor, which consent may be withheld for any reason whatsoever. In the event that the Licensor sells its entire business operation at any Store to any third person or otherwise transfers its entire right of possession in a Store to a third person, it shall forthwith deliver written notice to the Licensee of that fact and upon the expiration of thirty (30) days following the later of the date of delivery of such notice to the Licensee and the date of completion of such transaction, the license granted to the Licensee and the application of this Agreement with respect to the Licensee's Business within such Store shall, subject to any other provision contained herein which is expressed to survive such termination of this Agreement, be at an end.

     22.00 Entire Agreement

     22.01 This Agreement continues the entire agreement between the parties regarding the Licensee's use of the Licensed Premises. It is understood and agreed that there are no agreements, conditions, warranties, terms, representations or arrangements, oral or written, statutory or otherwise, other than those contained herein, and that all prior conversations, understandings, arrangements, statements, communications or agreements, oral or written, with respect to this Agreement are hereby superseded.

     23.00 Governing Law

     23.01 This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

     24.00 Time of the Essence

     24.01 Time is of the essence of this Agreement and every part hereof.

     25.00 Interpretation

     25.01 This Agreement shall be read with all changes in gender and number required by the context. The headings contained in this Agreement are for convenience of reference only, and shall not affect the interpretation of this Agreement.

     26.00 Payments in Canadian Currency

     26.01 All references herein to currency are to Canadian currency and all payments shall be made in Canadian currency.

     27.00 Severability

     27.01 If for any reason whatsoever any term, covenant or condition of this Agreement, or the application thereof to any person, firm or corporation or circumstance, is to any extent held or rendered invalid, unenforceable or illegal, then such term, covenant or condition:

           (a) shall be deemed to be independent of the remainder of this Agreement and to be severable and divisible therefrom, and its invalidity, unenforceability or illegality shall not affect, impair or invalidate the remainder of this Agreement or any part thereof; and

           (b) continues to be applicable to and enforceable to the fullest extent permitted by law against any person and circumstance other than those as to which it has been held or rendered invalid, unenforceable or illegal.

     28.00 Force Majeure

     28.01 Notwithstanding any other provisions of this Agreement, whenever and to the extent that either party is unable to fulfill or is delayed or restricted in the fulfillment of any of its obligations under this Agreement by reason of any of the following impediments:

           1.   strike;

           2.   lockout;

           3.   war or acts of military authority;

           4.   rebellion or civil commotion;

           5. material or labour shortage not within the control of such Owners;

           6.   fire, explosion;

           7.   flood, wind, water, earthquake or other casualty;

           8. any applicable lawful statute, by-law, ordinance, regulation or order;

           9.   acts of God; or

           10. any act of the landlord of the store to terminate or deny possession of the Store to the Licensor, whether temporary or not;

     not caused by the default, act, or omission of the other party and not avoidable or surmountable by the exercise of reasonable effort or foresight by it (save and except with reference to item 10 above for which the Licensor shall have no such obligations whatsoever), then so long as any such impediment exists, such party shall be temporarily relieved from the fulfillment of such obligation and the other party shall not be entitled to compensation for any damage, inconvenience, nuisance or discomfort thereby occasioned and, to the extent necessitated thereby, there shall be a postponement of any deadline, compliance with which would be otherwise adversely affected by such impediment, provided that at the expiration of such temporary relief, such party shall forthwith proceed with fulfillment of such obligation.

     29.00 Encumbrance

     29.01 The licensee shall not charge, mortgage, hypothecate, pledge, give a security interest in, or otherwise encumber this Agreement and/or the alterations, additions, improvements and fixtures (save and except for trade fixtures, unattached readily movable furniture and office equipment) installed from time to time by the Licensee within any Licensed Premise without the prior written consent of the Licensor, which consent may be withheld for any reason whatsoever.

     30.00 Schedules

     30.01 The following Schedules whether attached hereto or acknowledged as a separate document shall form a part of this Agreement:

                Schedule "A" - License Schedules;
                Schedule "B" - Form of New Store License Schedule; Schedule "C" - Form of Sales Report;
                Schedule "D" - Days and Hours of Operation.

     31.00 Successors and Assigns

     31.01 Subject to any restrictions herein contained, this Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

     32.00 Guarantee

     32.01 The Guarantor covenants and agrees with the Licensor to guarantee the performance of each and every one of the Licensee's obligations under this Agreement, including, without in any way limiting the generality of the foregoing, payment of the Licence Fee and Taxes, and further covenants and agrees to fully perform each and every obligation of the Licensee contained in this Agreement in the event that the Licensee fails to do so. The obligations of the Licensee and the Guarantor under this Agreement shall be joint and several.

     33.00 Language

     33.01 The parties acknowledge and agree that they have required that this Agreement be prepared in the English language. Les parties reconnaissent avoir exige que les presentes soient redigees en langue anglaise.

     IN WITNESS WHEREOF the parties have executed this Agreement this 9th day of February, 1996, with effect as of the date hereinabove set forth.

                                    WAL-MART CANADA INC.

                                    Per: /s/ J. Richard Blickstead
                                        ----------------------------------------
                                        J. Richard Blickstead - Vice President

                                    PCA PHOTO CORPORATION OF CANADA, INC.

                                    Per: /s/ John Grosso
                                        ----------------------------------------
                                    John Grosso - President

                                    PCA INTERNATIONAL, INC.

                                    Per: /s/ John Grosso
                                        ----------------------------------------
                                        John Grosso - President

                                  SCHEDULE "A"

                                LICENCE SCHEDULE

     The Licensor does hereby grant a non-exclusive license to the Licence and the Licensee does hereby accept such licence in accordance with the Licence Agreement between the parties made the 9/th/ day of February, 1996 to carry on a Licensee's Business in or about each of the following Wal-Mart stores (each of which shall be a "Store"), each of which shall have a Commencement Date in respect of the Licensee's Business located in or about the applicable Store as set forth adjacent to the applicable store (for greater certainty, the format below show the Wal-Mart Store #, followed by its municipal address, and the Commencement Date applicable to the Licensee's Business within the Store):

3002
Centre Regional Manicouagan, 630 Boul. Laflech, Baie-Comeau, PQ G5C 2Y3 April 22, 1996

3005
Brantford Plaza, King Georges Rd., (24 HWY), Brantford, ON N3R 5L7
April 22, 1996

3008
Lougheed Mall, 9855 Austin Ave., Ste 300, Burnaby, B.C. V3J IN5
April 22, 1996

3009
Westbrook Plaza, 1212 37/th/ Street W., Calgary, BT T3C IS3
April 22, 1996

3010
Macleod Mall SC., 9650 Macleod Trail, Calgary, AB T2J 0P7
April 22, 1996

3011
Northland Village SC., 5005 Northland Drive NW, Calgary, AB T2L 2K1
April 22, 1996

3013
Deerfoot Mall, 901-64th Ave., NE, Calgary, AB T2E 7P4
April 22, 1996

3019
West Oak Mill, 32700 South Fraser Way, Abbotsford, BC V2T 4M5
April 22, 1996

3020
Brookdale Mall SC., 950 Brookdale Ave., Cornwall, ON K6J 4P5
April 22, 1996

3023
Les Galeries Drummond, 355 Boul. St. Joseph, Drummondville, PQ J2C 2B1 April 22, 1996

3026
# 1 Capilano SC, 50/th/ St. & 101 Ave., Edmonton, AB T6A 0A2
April 22, 1996

3027
296 Mayfield Common, 167/th/ St. & Stoney Plan Rd., Edmonton, AB T5P 4B4 April 22, 1996

3029
Heritage Mall, 2323 111/th/ Street, Edmonton, AB T6J 5E5 April 22, 1996

3036
Exploits Valley Mall, 19 Cromer Ave., Grand Falls Windsor, NFLD A2A 1X3 April 22, 1996

3039
Les Galeries Joliette, 1055 Boul. Firestone, Joliette, PQ J6E 2W4
April 22, 1996

3042
Orchard Park SC., 2271 Harvey Ave., Kelowna, BC V1Y 6H2
April 22, 1996

3043
Frontenac Mall SC., 300 Bath Rd., Kingston, ON K7M 4X5
April 22, 1996

3045
Fairview Park Mall, 2960 Kingsway, Kitchener, ON N2C 1X1
April 22, 1996

3049
Argyle Shopping Mall, 1928 Dundas St. E., London, ON N5V 1P7
April 22, 1996

3050
Oakridge Makk, 1201 Oxford St. W., London, ON N6H 1V9
April 22, 1996

3055
Square One SC., 100 City Centre Dr., Mississauga, ON L5B 2C9
April 22, 1996

3060
Chako-Mika Mall, 100 Lakeside Dr., Nelson, BC V1L 5W8
April 22, 1996

3065
Place D'Orleans SC., 110 Place D'Orleans Drive, Orleans, ON K1C 2L9
April 22, 1996

3075
Parkland Mall SC., 6375 50/th/ Ave., Red Deer, AB T4N 4C7
April 22, 1996

3076
Northgate SC., 353 North Albert St., Regina, SK S4R 3C5
April 22, 1996

3082
Lambton Mall, London Rd., Sarnia, ON N7S 1P9
April 22, 1996

3086
Plaza Rock Forest, 4857 Boul. Bourque, Rock Forest, PQ J1N 1E8
April 22, 1996

3090
Les Galeries Richelieu, 978 Boul. Du Seminaire, St. Jean, PQ 3JA 1B8 April 22, 1996

3091
Loch Lomond SC., 80 McDonald St., St. John, NB E2J 1M4
April 22, 1996

3098
Guildwood Town SC., 1000 Guildwood Town Centre, Surrey, BC V3R 1N3
April 22, 1996

3100
Cape Breton SC., Junction of Hwy 4&5, Sydney, NS B1S 1P4
April 22, 1996

3105
North Park SC., 1305 Lawrence Ave. W., Toronto, ON M6L 1A5
April 22, 1996

3106
Dufferin Mall, 900 Dufferin St., Toronto, ON M6H 4A9
April 22, 1996

3113
Whitby Mall SC., Thickson Rd. & Hwy #2, Whitby, ON L1N 2L2
April 22, 1996

3114
Gateway Plaza, Dougall Ave., Windsor, ON N9E 1S7
April 22, 1996

3115
Eastown SC., 1950 Lauzon Rd., Windsor, ON M8T 2Z4
April 22, 1996

3118
Garden City Square, 845 Leila Ave., Winnipeg, MB R2V 3J6
April 22, 1996

3122
King's Hwy #62 & Cloverleaf Dr., Belleville, ON K8P 4Z5
April 22, 1996

3123
35 Molson Park Drive, Barrie, ON L4M 4S7
April 22, 1996

3124
777 Memorial Ave., Thunder Bay, ON P7B 3Z7
April 22, 1996

3125
640 Rue Maloney Quest, Gatineau, PQ J8T 8K7
April 22, 1996

3130
50 Quarry Edge Drive, Brampton, ON L6V 4K2
April 22, 1996

The licences created pursuant to this Licence Schedule shall commence on the Commencement Date and, subject to earlier termination as provided for in the Agreement, continue in effect for each Licensee's Business for a term ending at 12:00 midnight on the day which is five (5) years following the Commencement Date for such Licensee's Business (the "Term").

     IN WITNESS WHEREOF the parties have executed this Licence Schedule this 9/th/ day of February, 1996.

                                    WAL-MART CANADA INC.


                                    Per: /s/ J. Richard Blickstead           c/s
                                         ------------------------------------
                                         J. Richard Blickstead - Vice President


                                    PCA PHOTO CORPORATION OF CANADA, INC.


                                    Per: /s/ John Grosso                     c/s
                                         ------------------------------------
                                         John Grosso - President

                                  SCHEDULE "B"

                           NEW STORE LICENCE SCHEDULE

     WHEREAS Wal-Mart Canada Inc. (the "Licensor") and PCA Photo Corporation of Canada, Inc. (the "Licence") entered into a License Agreement dated the 9th day of February, 1996 (the "Licence Agreement");

     AND WHEREAS the Licensor and the Licensee desire that a further retail store of the Licensor be made subject to the Licence Agreement;

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants, conditions and agreements herein contained, other good and valuable consideration and the sum of Five Dollars ($5.00) paid by each party to the other (the receipt and sufficiency of which are hereby acknowledged), the parties hereto do hereby covenant and agree, each with the other, as follows:

     All of the capitalized terms used in this New Store License Schedule shall have the meanings ascribed to them in the License Agreement unless otherwise defined.

     The Licensor does hereby grant a non-exclusive license to the Licensee and the Licensee does hereby accept such license in accordance with the License Agreement between the parties made the * day of *, 199* to carry on a Licensee's Business in or about Wal-Mart Store # * located at * (the "Store").

     The Commencement Date in respect of the Licensee's Business located in or about this Store shall be *.

     The license created pursuant to this New Store License Schedule shall commence on the Commencement Date and, subject to earlier termination as provided for in the License Agreement, continue in effect for a term ending at 12:00 midnight on the day which is five (5) years following the Commencement Date for such Licensee's Business (the "Term").

     Upon the execution of this New Store License Schedule, the Licensee's Business located in or about this Store shall become subject to the terms of the License Agreement.

          IN WITNESS WHEREOF the parties have executed this License Schedule this * day of *, 199*.

                                           WAL-MART CANADA INC.


                                           Per: _______________________c/s
                                               *

                                        PCA PHOTO CORPORATION OF
                                        CANADA, INC.


                                        Per:_______________________________ c/s
                                            John Grosso - President

                                   SCHEDULE C

                                  SALES REPORT
                                  All Sections
                          Sales thru: 3/15/96 (week 7)

                        #                                 Customers             Average
                     Locations       Gross Sales         Photographed           Purchase        License    G.S.T.
                                 ------------------   ------------------   ------------------
           Week      Operating    Budget    Actual     Budget    Actual     Budget    Actual      Fee       Taxes
        ----------  -----------  --------  --------   --------  --------   --------  --------   --------   -------
                 1

                 2

                 3

                 4

                 5

                 6

                 7
                     ----------  --------  --------   --------  --------   --------  --------   --------   -------
        Cumulative
                     ==========  ========  ========   ========  ========   ========  ========   ========   =======

                                   SCHEDULE C

                                  SALES REPORT
                             Store # _______________
                          Sales thru: 3/15/96 (week 7)

                        #                                 Customers             Average
                     Locations       Gross Sales         Photographed           Purchase        License    G.S.T.
                                 ------------------   ------------------   ------------------
           Week      Operating    Budget    Actual     Budget    Actual     Budget    Actual      Fee       Taxes
        ----------  -----------  --------  --------   --------  --------   --------  --------   --------   -------
                 1

                 2

                 3

                 4

                 5

                 6

                 7
                     ----------  --------  --------   --------  --------   --------  --------   --------   -------
        Cumulative
                     ==========  ========  ========   ========  ========   ========  ========   ========   =======

                                  SCHEDULE "D"

                                License Agreement
                           Days and Hours of Operation

     In accordance with Section 5.02 of the License Agreement, the following sets forth the Days and Hours of Operation for the Licensee's Business:

     Days of Operation:

          Licensee's Business will operate seven (7) days a week, Monday through Sunday, excluding all Canadian holidays whereby the Licensor's retail establishment is closed due to the holiday.

     Hours of Operation:

          Monday through Friday:

          All Licensee's Businesses will operate on Monday through Friday according to the following schedule and based on the preference of the Licensor on a region by region or province by province basis, studio hours as follows:

               a) Open at 10:00 AM and operate through 2:00 PM. From 2:00 PM to 3:00 PM, there will be posted one (1) hour lunch break in all studios. Operations in all studios will continue from 3:00 PM to 7:00 PM for total operating hours Monday through Friday in all studios of eight (8) hours. Operating hours and all lunch hours will be prominently posted in all studios and in all advertising and in-store merchandising materials.

                                       or

               b) Open at 11:00 AM and operate through 3:00 PM. From 3:00 PM to 4:00 PM, there will be posted one (1) hour lunch break in all studios. Operations in all studios will continue from 4:00 PM to 8:00 PM for total operating hours Monday through Friday in all studios of eight (8) hours. Operating hours and all lunch hours will be prominently posted in all studios and in all advertising and in-store merchandising materials.

          Saturday:

               All studios will open at 9:00 AM and operate through 1:30 PM. From 1:30 PM to 2:30 PM, there will be posted one (1) hour lunch break in all studios. Operations in all studios will continue from 2:30 PM to 8:00 PM for total operating hours on Saturday in all studios of ten (10) hours.

               Within the framework of the ten (10) operating hours, Licensee will vary the hours of operation on a region by region and/or province by province basis as the Licensor determines to most closely match the Licensor store hours of operation. Operating hours and all lunch hours will be prominently posted in all studios and in all advertising and in-store merchandising materials.

          Sunday:

               All studios will open at 10:00 AM and operate through 2:00 PM. From 2:00 PM to 3:00 PM, there will be posted one (1) hour lunch break in all studios. Operations in all studios will continue from 3:00 PM to 7:00 PM for total operating hour on Sunday of eight (8) hours. Within the framework of the eight (8) operating hours, Licensee will vary the hours of operation on a region by region and/or province by province basis as the Licensor determines to most closely match the Licensor store hours of operation. If any of the Licensor stores are open for business less than nine (9) hours on a Sunday, Licensee's hours of operation will coincide with the posted store hours in that situation. Operating hours and all lunch hours will be prominently posted in all studios and in all advertising and in-store merchandising materials.

          Christmas Season:

          During the eight-week holiday season, from approximately November /1/st through December 25/th/, Licensee will extend the hours of operation on Monday through Friday and Sunday to ten (10) hours per day (from eight [8] hours per day) in consideration of higher traffic and extended store hours by the Licensor. During this eight-week period, operating hours for all seven days of the week will be from 9:00 AM to 8:00 PM with a posted one (1) hour lunch break from 1:30 PM to 2:30 PM. Within the framework of the ten (10) operating hours per day, Licensee will vary the hours of operation on a region by region and/or province by province basis as the Licensor determines to most closely match the Licensor store hours of operation. Operating hours and all lunch hours will be prominently posted in all studios and in all advertising and in-store merchandising materials.